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                                                                    EXHIBIT 21.1



                        SUBSIDIARIES OF THE REGISTRANT


     The Company has four subsidiaries but does not consider them to be significant subsidiaries as defined in Rule 601 of Regulation S-K, of the Securities Act of 1933, as amended.